SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT:    JANUARY 28, 2003

(Date of earliest event reported)

OVERSEAS PARTNERS LTD.
(Exact name of registrant as specified in its charter)

Islands of Bermuda	0-11538	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(I.R.S. Employer Identification No.)

Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-0788
Registrant’s telephone number, including area code

Not Applicable
Former name, former address and former fiscal year, if changed since last report

ITEM 5 — OTHER EVENTS

Overseas Partners Ltd. (“OPL” or “the Company”) announces that, at the Company’s request, A.M. Best Co. has withdrawn the Company’s financial strength rating. A.M. Best Co. will no longer formally evaluate OPL for the purposes of assigning a rating opinion. This applies to OPL and the following subsidiaries: Overseas Partners Re Ltd., Overseas Partners US Reinsurance Company and Overseas Partners Assurance Ltd. The move follows the Company’s previous announcement on February 13, 2002 to stop writing new reinsurance business and begin running off its inforce reinsurance business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, hereunto duly authorized.

Date: January 28, 2003	OVERSEAS PARTNERS LTD. (Registrant)

	By:	/S/ MARK R. BRIDGES
Mark R. Bridges President and Chief Executive Officer